UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 29, 2017

DPW HOLDINGS, INC.

(formerly known as Digital Power Corporation)

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 18, 2017, the Board of Directors of Digital Power Corporation (“DPW”) voted unanimously to recommend a number of proposals to be voted upon at its annual meeting (the “Meeting”), including a proposal to approve a change in domicile from California to Delaware (the “Reincorporation”). On December 27, 2017, DPW approved the Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger (the “Merger”) of DPW with and into its wholly owned subsidiary DPW Holdings, Inc. (the “Company” and with DPW, the “Constituent Corporations”). DPW filed the Proxy Statement on Schedule 14A related to the Meeting on November 17, 2017, in which each proposal was described in detail.

As disclosed in a Current Report on Form 8-K (the “Item 5.07 8-K”) filed by DPW on December 28, 2017, each proposal, including the one approving the Reincorporation, was approved at the Meeting, which was held on December 28, 2017. The information contained in the Item 5.07 8-K is incorporated herein by reference in its entirety.

The Reincorporation was consummated on December 29, 2017 pursuant to the Merger Agreement, whereby DPW merged with and into the Company with the Company as the surviving corporation operating as DPW Holdings, Inc.  In connection with the Reincorporation the Company and DPW filed: (i) a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, and (ii) the Certificate of Merger with the Secretary of State of the State of California.  Following the Merger, the Company’s corporate existence is governed by the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of DPW Holdings, Inc. (the “Delaware Certificate” and the “Delaware Bylaws,” respectively).

Upon consummation of the transactions contemplated by the Merger Agreement and resulting Reincorporation, the daily business operations of the Company continued as they were conducted by DPW immediately prior to the Reincorporation and the officers and directors of DPW became the officers and directors of the Company, except that Milton C. Ault III shall become the Company’s Chief Executive Officer whereas Amos Kohn shall remain as its President. The Reincorporation did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation did not result in any change in headquarters, business, jobs, management, location of any of the offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

Upon the effectiveness of the Reincorporation:

1.     DPW Common Stock. Upon the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of DPW (the “DPW Common Stock”) issued and outstanding immediately prior thereto was, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, converted into and exchanged for one (1) legally issued, fully paid and nonassessable share of Class A Common Stock of the Company, par value $0.001 per share (the “Common Stock”).

2.     Company Common Stock. Upon the Effective Time, each share of Common Stock issued and outstanding immediately prior thereto was, by virtue of the Merger and without any action by Company, or the holder of such shares or any other person, cancelled and returned to the status of authorized and unissued shares of Common Stock, without any consideration being delivered in respect thereof.

3.     Series B Preferred Stock. Each outstanding share of Series B Preferred Stock, no par value per share, of DPW was converted into, in accordance with the terms and conditions hereof, one (1) share of Series B Preferred Stock of the Company (the “New Series B Preferred Stock”), which New Series B Preferred Stock is identical in all respects to the Series B Preferred Stock, with the exception of the par value of such shares.

4.     Series C Preferred Stock. Each outstanding share of Series C Preferred Stock, no par value per share, of DPW was converted into, in accordance with the terms and conditions hereof, one (1) share of Series C Preferred Stock of the Company (the “New Series C Preferred Stock”), which New Series C Preferred Stock is identical in all respects to the Series C Preferred Stock, with the exception of the par value of such shares.

5.     Series D Preferred Stock. Each outstanding share of Series D Preferred Stock, no par value per share, of DPW was converted into, in accordance with the terms and conditions hereof, one (1) share of Series D Preferred Stock of the Company (the “New Series D Preferred Stock”), which New Series D Preferred Stock is identical in all respects to the Series D Preferred Stock, with the exception of the par value of such shares and that there shall be 500,000 such shares designated as New Series C Preferred Stock.

6.     Series E Preferred Stock. Each outstanding share of Series E Preferred Stock, no par value per share, of DPW was converted into, in accordance with the terms and conditions hereof, one (1) share of Series E Preferred Stock of the Company (the “New Series E Preferred Stock”), which New Series E Preferred Stock is identical in all respects to the Series E Preferred Stock, with the exception of the par value of such shares.

7.     Options, Warrants, Etc. All options and rights to acquire DPW Common Stock, and all outstanding warrants or rights outstanding on the effective date to purchase DPW Common Stock, were automatically converted into equivalent options, warrants and rights to purchase the identical number of shares of Common Stock at the identical exercise, conversion or strike price of such converted options, warrants and rights.

Certificate of Incorporation

The Delaware Certificate provides for 250,000,000 authorized shares of capital stock, consisting of 200,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock and 25,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).  The Board of Directors, at its sole discretion, may designate the rights, preferences and privileges of holders of series of Preferred Stock.  To the fullest extent permitted by the General Corporation Law of Delaware (the “GCL”) as the same exists or as may hereafter be amended, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the GCL, as so amended.

 Bylaws

The Delaware Bylaws provide, among other things, that each stockholder represented at a meeting of shareholders be entitled to cast one vote for each share of the capital stock entitled to vote held by such stockholder; the authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least five members; directors shall be elected by a plurality of the votes cast at annual meetings of stockholders; and each director so elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.  Directors and officers shall be indemnified to the fullest extent authorized by the GCL.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office.

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Delaware from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

The foregoing descriptions of the Merger Agreement, the Certificate of Merger, the Delaware Certificate and the Delaware Bylaws are qualified in their entirety by reference to the full text of the Merger Agreement, the Certificate of Merger, the Delaware Certificate and the Delaware Bylaws, copies of which are filed as Exhibits 2.1, 2.2, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger
2.2	Certificate of Merger
3.1	Certificate of Incorporation
3.2	Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: December 29, 2017	By:	/s/ Milton C. Ault, III
Milton C. Ault, III
Chief Executive Officer